UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to ss.240.14a-12

Cal-Maine Foods, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Notice of

Annual Meeting

and

Proxy Statement

September 30, 2016

NOTICE OF ANNUAL MEETING
September 30, 2016

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of Cal-Maine Foods, Inc. will be held at the corporate offices of Cal-Maine Foods, Inc. at 3320 W. Woodrow Wilson Avenue, Jackson, Mississippi 39209, at 10:00 a.m., Central Time, on Friday, September 30, 2016, for the following purposes:

1.	To elect six directors to serve for the ensuing year;
2.	To ratify the selection of Frost, PLLC as our independent registered public accounting firm for fiscal year 2017; and
3.	To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

August 5, 2016, has been fixed as the record date for determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.

The directors sincerely desire your presence at the meeting. However, so that we may be sure your vote will be included, please sign, date and return the enclosed proxy card promptly. A self-addressed, postage-paid return envelope is enclosed for your convenience.

FOR THE BOARD OF DIRECTORS

TIMOTHY A. DAWSON SECRETARY

DATED: August 26, 2016

STOCKHOLDERS ARE URGED TO VOTE BY DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

CAL-MAINE FOODS, INC.

3320 W. Woodrow Wilson Avenue

Jackson, Mississippi 39209

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD SEPTEMBER 30, 2016

The information set forth in this proxy statement is furnished in connection with the Annual Meeting of Stockholders of Cal‑Maine Foods, Inc. (the “Company”) to be held on September 30, 2016, at 10:00 a.m., central time, at our principal executive offices, 3320 W. Woodrow Wilson Avenue, Jackson, Mississippi 39209. A copy of our Annual Report to Stockholders for the fiscal year ended May 28, 2016, accompanies this proxy statement. Our telephone number is (601) 948-6813. The terms “we,” “us” and “our” used in this proxy statement refer to the Company.

GENERAL MATTERS

Additional copies of the Annual Report to Stockholders, and Notice of Annual Meeting, proxy statement and proxy card for the 2016 Annual Meeting of Stockholders will be furnished without charge to any stockholder upon written request to: Cal-Maine Foods, Inc., ATTN: Timothy A. Dawson, Secretary, Post Office Box 2960, Jackson, Mississippi 39207. Exhibits to the Annual Report on Form 10-K for the fiscal year ended May 28, 2016, may be furnished to stockholders upon the payment of an amount equal to the reasonable expenses incurred by us in furnishing such exhibits. A list of the stockholders of record as of the record date will be available for inspection by stockholders of the Company at the Company’s corporate offices for 10 days preceding the date of the Annual Meeting.

The following proxy materials are first being sent to stockholders on or about August 26, 2016 and, while we are not soliciting proxies by internet, are being made available free of charge at our website, www.calmainefoods.com:

•	The Notice of Annual Meeting and Proxy Statement for the 2016 Annual Meeting of Stockholders
•	The Annual Report to Stockholders
•	The form of proxy card being distributed to stockholders in connection with the 2016 Annual Meeting of Stockholders

Certain stockholders sharing an address may have received only one copy of this proxy statement and the Annual Report to Stockholders. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and the Annual Report to Stockholders to a stockholder at a shared address to which only a single copy of such documents were delivered.

If you want to receive separate copies of the Company’s Annual Report to Stockholders and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you can make these requests through the following sources:

Stockholders of record should contact the Company’s Corporate Secretary in writing or by telephone at Cal-Maine Foods, Inc., ATTN: Timothy A. Dawson, Secretary, Post Office Box 2960, Jackson, Mississippi 39207, telephone number (601) 948-6813.

Stockholders who are beneficial owners should contact their bank, broker or other nominee record holder.

Our Board of Directors is soliciting the enclosed proxy. The proxy may be revoked by a stockholder at any time before it is voted by filing with our Secretary a written revocation of such proxy or a duly executed proxy bearing a later date. The proxy also may be revoked by a stockholder attending the meeting, withdrawing the proxy, and voting in person.

All expenses incurred in connection with the solicitation of proxies will be paid by us. In addition to the solicitations of proxies by mail, our directors, officers, and regular employees may solicit proxies in person or by telephone. We will, upon request, reimburse banks, brokerage houses and other institutions, and fiduciaries for their expenses in forwarding proxy materials to their principals. No proxies will be solicited via the Internet or website posting.

VOTING SHARES

Stockholders of record at the close of business on August 5, 2016, are eligible to vote at the Annual Meeting in person or by proxy. As of the record date, 43,733,421 shares of our common stock were outstanding, and 4,800,000 shares of our Class A common stock were outstanding.

Each share of common stock is entitled to one vote on each matter to be considered at the Annual Meeting. Each share of Class A common stock is entitled to 10 votes on each such matter. The holders in person or by proxy of shares of our common stock and/or Class A common stock representing a majority of the voting interest of all such shares will constitute a quorum for purposes of the 2016 Annual Meeting of Stockholders. All matters other than the election of directors require the vote of a majority of the voting interest present in person or represented by proxy. The election of directors requires a plurality of the votes cast.

If a quorum is not present in person or by proxy, the holders of shares representing a majority of the voting interest of all such shares present may, without notice other than announcement at the meeting, adjourn the meeting from time to time, until a quorum is present, and at any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

If you hold your shares in “street name,” you will receive instructions from your brokers or other nominees describing how to vote your shares. If you do not instruct your brokers or nominees how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (“NYSE”). Under the rules of the NYSE, the proposal relating to the ratification of the selection of our independent registered public accounting firm is a discretionary proposal.

There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions to the broker or other nominee on how that broker or nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions are counted for purposes of determining whether a quorum is present and will have the same effect as a vote against proposals other than the election of directors.

Election of Directors. Both the shares of common stock and the shares of Class A common stock have the right of cumulative voting in the election of directors. Cumulative voting means that each stockholder will be entitled to cast as many votes as he or she has the right to cast (before cumulating votes), multiplied by the number of directors to be elected. All such votes may be cast for a single nominee or may be distributed among the nominees to be voted for as the stockholder sees fit. To exercise cumulative voting rights by proxy, a stockholder must clearly designate the number of votes to be cast for any given nominee. Under Delaware law, votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on the election of a director. Broker non-votes will not be taken into account in determining the outcome of the election. The election of directors requires a plurality of the votes cast, which means that the candidates receiving the highest number of “FOR” votes will be elected.

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Proposal Number	Item	Votes Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1	Election of directors	Plurality of votes cast	N/A	No effect
2	Ratification of selection of independent registered public accounting firm	Majority of voting interest present in person or by proxy	Treated as votes against	N/A

Shares represented by a properly executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are indicated, the person or persons named on the proxy card will vote:

■	for the election of the six nominees named in this proxy statement to serve as directors of the Company;
■	for the ratification of our selection of Frost, PLLC as independent registered public accounting firm of the Company for fiscal year 2017; and
■	in their discretion with respect to any unanticipated matters not included in this proxy statement that may properly come before the Annual Meeting or any adjournments thereof.

In accordance with Delaware law, the Company will appoint two inspectors of election. The inspectors will take charge of and will count the votes and ballots cast at the Annual Meeting and will make a written report on their determination.

OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information as to the beneficial ownership of our common stock and Class A common stock as of July 29, 2016, unless otherwise indicated, by:

•	each person known by us to beneficially own more than 5% of either class outstanding, and
•

each director of the Company, each nominee to serve as a director, each executive officer named in the Summary Compensation Table (each a “named executive officer”) and by all directors and executive officers as a group.

Name of Beneficial Owner (1)	Common Stock and Class A Common Stock				Percentage of Total Voting Power (3)
	Number of Shares Beneficially Owned (2)		Percentage of Class Outstanding
	Common	Class A	Common	Class A
Fred R. Adams, Jr. (through Adolphus B. Baker and Jean Morris Adams, as his Co-Conservators) (4)	12,218,201	3,586,090	27.9%	74.7%	52.4%
Jean Morris Adams (5)	12,218,201	3,586,090	27.9%	74.7%	52.4%
Adolphus B. Baker (6)	11,333,571	4,703,520	25.9%	98.0%	63.6%
Timothy A. Dawson (7)	21,731	-0-	*	-0-	*
Charles J. Hardin (8)	25,484	-0-	*	-0-	*
Robert L. Holladay, Jr. (9)	11,334	-0-	*	-0-	*
Letitia C. Hughes (10)	28,700	-0-	*	-0-	*
Sherman L. Miller (11)	14,358	-0-	*	-0-	*
James E. Poole (12)	6,300	-0-	*	-0-	*
Steve W. Sanders (13)	8,100	-0-	*	-0-	*
BlackRock, Inc. (14)	4,374,298	-0-	10.0%	-0-	4.8%
The Vanguard Group, Inc. (15)	3,550,734	-0-	8.1%	-0-	3.9%
AJO, LP (16)	2,592,050	-0-	5.9%	-0-	2.8%
LSV Asset Management (17)	2,490,800	-0-	5.7%	-0-	2.7%
Cal-Maine Foods, Inc. KSOP (18)	2,345,820	-0-	5.4%	-0-	2.6%
All directors and executive officers as a group (10 persons) (19)(20)	11,478,585	4,703,520	26.2%	98.0%	63.8%

___________________

* Less than 1%

(1)	The mailing address of the Cal-Maine Foods, Inc. KSOP (“KSOP”), Mr. and Mrs. Adams and Mr. Baker is Cal-Maine Foods, Inc., Post Office Box 2960, Jackson, MS 39207.
(2)

The information as to beneficial ownership is based on information known to us or statements furnished to us by the beneficial owners. As used in this table, “beneficial ownership” has the meaning given in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), i.e. the sole or shared power to vote or to direct the voting of a security, or the sole or shared investment power with respect to a security (the power to dispose of or to direct the disposition of a security). For purposes of this table, a person is deemed as of any date to have “beneficial ownership” of any security that such person has the right to acquire within 60 days of such date.

(3)

Percentage of total voting power represents voting power with respect to all shares of our common stock and Class A common stock, voting together as a single class. Each share of common stock is entitled to one vote and each share of Class A common stock is entitled to ten votes. Shares of Class A common stock are automatically converted into common stock on a share per share basis in the event the beneficial or record ownership of any such share of Class A common stock is transferred to any person or entity other than Mr. Adams or members of his immediate family. Each share of Class A common stock is convertible, at the option of its holder, into one share of common stock at any time.

(4)

Mr. Adams is our Chairman Emeritus. Includes 666,468 shares of common stock accumulated under the KSOP.  Also includes 1,539,386 shares of common stock and 96,480 shares of Class A common stock owned by Mr. Adams’ spouse separately and as to which Mr. Adams disclaims beneficial ownership. A conservatorship was established on November 7, 2011, to manage Mr. Adams’ affairs, with Mrs. Adams and Mr. Baker as co-conservators, as a result of the impairment of Mr. Adams’ health related to his previously disclosed stroke. Mr. Adams continues to consult regularly with the Company, and it is expected that he will continue to do so for as long as he is able. Pursuant to the conservatorship, Mr. Baker and Mrs. Adams have the exclusive power to vote or direct the voting of Mr. Adams’ shares. While they also have dispositive power over such shares, disposition of such shares may require court approval in accordance with Mississippi conservatorship laws.

(5)

Mrs. Adams is the spouse of Mr. Adams, our Chairman Emeritus. She and Mr. Baker serve as co-conservators of the above referenced conservatorship established for Mr. Adams. Includes 10,012,347 shares of common stock and 3,489,610 shares of Class A common stock owned by Mr. Adams separately, and 666,468 shares of common stock accumulated under Mr. Adams’ KSOP account. Mrs. Adams and Mr. Baker share voting power over Mr. Adams’ shares. While they also share dispositive power over such shares, disposition of such shares may require court approval in accordance with Mississippi conservatorship laws.

(6)

Mr. Baker is Chairman of the Board, a director and a director nominee, and is our President and Chief Executive Officer. Includes 233,320 shares of common stock and 2,354 shares of Class A common stock owned by Mr. Baker’s spouse separately as to which Mr. Baker disclaims beneficial ownership, 4,813 shares of common stock accumulated under his spouse’s KSOP account as to which Mr. Baker disclaims beneficial ownership, 145,774 shares of common stock accumulated under Mr. Baker’s KSOP account, and 24,300 shares of unvested restricted common stock. Mr. Baker and Mrs. Adams serve as co-conservators of the above referenced conservatorship established for Mr. Adams.  As a result, the totals include 10,012,347 shares of common stock and 3,489,610 shares of Class A common stock owned by Mr. Adams separately, and 666,468 shares of common stock accumulated under Mr. Adams’ KSOP account. Mr. Baker and Mrs. Adams share voting power over Mr. Adams’ shares. While they also share joint dispositive power over such shares, disposition of such shares may require court approval in accordance with Mississippi conservatorship laws.

(7)

Mr. Dawson is a director and a director nominee, and is our Vice President – Chief Financial Officer, Treasurer, and Secretary. Includes 5,297 shares of common stock accumulated under the KSOP and 8,100 shares of unvested restricted common stock.

(8)	Mr. Hardin is our Vice President – Sales. Includes 20,584 shares of common stock accumulated under the KSOP and 4,900 shares of unvested restricted common stock.
(9)	Mr. Holladay is our Vice President – General Counsel. Includes 905 shares of common stock accumulated under the KSOP and 8,100 shares of unvested restricted common stock.
(10)	Ms. Hughes is a director and a director nominee. Includes 4,900 shares of unvested restricted common stock.
(11)

Mr. Miller is a director and a director nominee, and is our Vice President – Chief Operating Officer. Includes 1,149 shares of common stock accumulated under his spouse’s KSOP account as to which Mr. Miller disclaims beneficial ownership, 2,780 shares of common stock accumulated under Mr. Miller’s KSOP account, and 8,100 shares of unvested restricted common stock.

(12)	Mr. Poole is a director and a director nominee. Includes 1,200 shares of common stock owned through Mr. Poole’s individual retirement account and 4,900 shares of unvested restricted common stock.
(13)	Mr. Sanders is a director and a director nominee. Includes 4,900 shares of unvested restricted common stock.
(14)

This information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on or about June 9, 2016, by BlackRock, Inc. (“BlackRock”). The Schedule 13G/A reports that

BlackRock has sole voting power over 4,001,164 of such shares and sole dispositive power over 4,374,298 of such shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.
(15)

This information is based solely on a Schedule 13G/A filed with the SEC on or about February 10, 2016, by The Vanguard Group, Inc. (“Vanguard”). The Schedule 13G/A reports that Vanguard has sole voting power over 68,614 of such shares, shared voting power over 2,000 of such shares, sole dispositive power over 3,481,820 of such shares, and shared dispositive power over 68,914 of such shares.  Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(16)

This information is based solely on a Schedule 13G filed with the SEC on or about February 5, 2016, by AJO, LP (“AJO”). The Schedule 13G reports that AJO has sole voting power over 1,594,459 of such shares and sole dispositive power over 2,592,050 of such shares. AJO’s address is 230 S. Broad Street, 20th Floor, Philadelphia, PA 19102.

(17)

This information is based solely on a Schedule 13G filed with the SEC on or about February 12, 2016, by LSV Asset Management (“LSV”). The Schedule 13G reports that AJO has sole voting power over 1,074,000 of such shares and sole dispositive power over 2,490,800 of such shares. LSV’s address is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.

(18)	As of June 30, 2016.
(19)	Includes 832,970 shares of common stock accumulated under the KSOP.
(20)	Includes shares of common stock as to which Messrs. Baker and Miller disclaim any beneficial ownership. See Notes (6) and (11) above.

The shares of common stock accumulated in the KSOP, as indicated in Notes (4), (5), (6), (7), (8), (9) and (11) above, also are included in the 2,345,820 shares shown in the table as owned by the KSOP.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors and that the number may not be less than three nor more than 12. The Board of Directors has fixed the number of directors at six as of the date of the annual meeting. Unless otherwise specified, proxies will be voted FOR the election of the six nominees named below to serve until the next annual meeting of stockholders and until their successors are elected and qualified. If, at the time of the meeting, any of the nominees named below is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person or persons as the Board of Directors may designate in their discretion, unless otherwise directed.

The Board of Directors has designated Adolphus B. Baker, Timothy A. Dawson, Letitia C. Hughes, Sherman L. Miller, James E. Poole and Steve W. Sanders as nominees for election as directors of the Company at the 2016 Annual Meeting of Stockholders (each a “Nominee”). Each Nominee is currently a director of the Company and has consented to being named as a nominee in this proxy statement and to serve as a director if elected. If elected, each Nominee will serve until the expiration of his/her term at the next annual meeting of stockholders and until his/her successor is elected and qualified or until his/her earlier death, resignation or removal from office.

Under our bylaws, our directors are elected by a plurality of votes cast.  For more information on the voting requirements, see “Voting Shares—Election of Directors” above.

The Board unanimously recommends a vote “FOR” the six Nominees.

NOMINEES FOR DIRECTORS

The table below sets forth certain information regarding the business experience and qualifications, attributes and skills of the Nominees for election to the Board of Directors:

Name and Tenure	Age	Business Experience, Qualifications, Attributes and Skills
Adolphus B. Baker Director since 1991	59

Mr. Baker serves as Chairman of the Board, President and Chief Executive Officer of the Company. He was elected Chairman of the Board in 2012 and President and Chief Operating Officer in 1997. Mr. Baker served as Chief Operating Officer until he was elected Chief Executive Officer in 2010. He was serving as Vice President and Director of Marketing of the Company when elected President. Previously, Mr. Baker had served as Assistant to the President since 1987 and has been employed by the Company since 1986. He is past chairman of the American Egg Board, United Egg Producers, Egg Clearinghouse, Inc. and Mississippi Poultry Association. He is a director of United Egg Producers, Eggland’s Best, Inc., Trustmark Corporation and Trustmark National Bank. He is also a member of the board of managers of Eggland’s Best, LLC. Mr. Baker is the son-in-law of Fred R. Adams, Jr., our Chairman Emeritus.

Mr. Baker brings a highly informed view of Company operations to the Board’s activities. He is active in the industry and has the depth of knowledge and experience necessary to guide the Company through a continuously changing spectrum of challenges and opportunities in the egg industry.

Timothy A. Dawson Director since 2005	62

Mr. Dawson joined the Company in 2005 as Vice President and Chief Financial Officer. He is also Secretary and Treasurer of the Company. Mr. Dawson served as Senior Vice President and Chief Financial Officer of Mississippi Chemical Corporation from 1999 until its sale in 2004.

Mr. Dawson has extensive industrial accounting experience, having previously served as the Chief Financial Officer of Mississippi Chemical Corporation, a publicly-traded company in the fertilizer industry. His background involves extensive contact with members of the agricultural community as well as experience in addressing the financial management of a large agricultural enterprise.

Letitia C. Hughes Director since 2001	64

Ms. Hughes was associated with Trustmark National Bank, Jackson, Mississippi, in managerial positions from 1974 until her retirement in 2014. At her retirement she served as Senior Vice-President, Manager, Private Banking. She is an independent director.

Ms. Hughes’ experience in leadership positions at Trustmark National Bank, a large regional bank operating in the southeastern portion of the United States, has given the Board invaluable insights into the Company’s relationships with its lenders.

Sherman L. Miller Director since 2012	41

Mr. Miller serves as Vice President—Chief Operating Officer of the Company. He joined the Company in 1996 and has served in various positions in operations. Mr. Miller was elected Vice President of Operations in 2007 and Chief Operating Officer in 2011. He is a director of the U.S. Poultry and Egg Association.

Mr. Miller’s more than 19 years of experience with the Company provides him with a deep knowledge and experience base regarding the Company’s operations, customers and industry.

James E. Poole Director since 2004	67

Mr. Poole is a Certified Public Accountant and was a principal with the accounting firm of Grantham, Poole, Randall, Reitano, Arrington & Cunningham, PLLC of Ridgeland, Mississippi for more than five years until his retirement in 2013. In 2014, he founded James E. Poole Financial, LLC, a registered investment advisor firm for which he has served as Manager since inception. Mr. Poole is an independent director.

Until his retirement in 2013, Mr. Poole served a broad scope of clients as a principal in one of the larger public accounting firms in the State of Mississippi. He brings not only accounting expertise to the Board but also a broad knowledge of the general business climate within which the Company operates.

Steve W. Sanders Director since 2009	70

Mr. Sanders is a Certified Public Accountant and is a Lecturer at the Adkerson School of Accountancy, Mississippi State University, where he has taught accounting and auditing courses since 2003. He retired in 2002 as the managing partner of the Jackson, Mississippi office of Ernst & Young LLP, certified public accountants, after over 30 years with that firm. He served as a director of Valley Services, Inc., a privately-held food services company from 2003 until its sale in 2012. Mr. Sanders is an independent director.

Mr. Sanders headed the Jackson, Mississippi office of Ernst & Young, where he was presented with a multitude of accounting issues raised by a client base consisting of a wide array of businesses. Subsequent to retiring from Ernst & Young, Mr. Sanders has served as a lecturer in the Adkerson School of Accountancy at Mississippi State University, which allows him to bring current academic experience to matters being considered by our Board.

EXECUTIVE OFFICERS OF THE COMPANY

The following information sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company. The executive officers serve at the pleasure of the Board.

ADOLPHUS B. BAKER, age 59, is Chairman of the Board, Chief Executive Officer and President. See previous description under “Nominees for Directors.”

MICHAEL CASTLEBERRY, age 58, has served as Vice President – Controller of the Company since January 1, 2014. He has been employed by the Company since November 2012, previously serving as Director of Accounting. He served as Chief Financial Officer of Maxim Production Co., Inc. from 2007 until its commercial egg assets and operations were acquired by the Company in 2012.

TIMOTHY A. DAWSON, age 62, is Vice President – Chief Financial Officer, Treasurer and Secretary and a director. See previous description under “Nominees for Directors.”

CHARLES J. HARDIN, age 57, is Vice President – Sales. He has served in such office since 2002 and has been employed by the Company since 1989.

ROBERT L. HOLLADAY, JR., age 40, is Vice President – General Counsel.  Mr. Holladay joined the Company and was elected to this position in 2011. Prior to joining the Company he was an attorney with the law firm of Young Wells Williams P.A. (formerly YoungWilliams P.A.) since joining that firm in 2002.

SHERMAN L. MILLER, age 41, is Vice President – Chief Operating Officer and a director. See previous description under “Nominees for Directors.”

JOE M. WYATT, age 77, is Vice President – Feedmill Division. He has served in such office since 1977 and has been employed by the Company since its formation in 1969. He served as a director of the Company from 1998 to 2004.

CORPORATE GOVERNANCE

Meetings and Attendance

Our Board of Directors holds regularly scheduled quarterly meetings. Normally, committee meetings occur the day of the Board meeting. In addition to the quarterly meetings, typically there are some special meetings each year. At each quarterly Board meeting, time is set aside for the independent directors to meet without management present. Our Board held four regularly scheduled quarterly meetings and one special meeting during fiscal year 2016. All of our directors attended 75% or more of the aggregate of all Board of Directors meetings and meetings of the committees on which they served during the last fiscal year. Directors are encouraged to attend the Annual Meeting of Stockholders, and all six directors attended the 2015 Annual Meeting.

Board Committees

Our Board has five standing committees: an Audit Committee, a Compensation Committee, an Executive Committee, a Long-Term Incentive Plan Committee, and a Nominating Committee. In certain instances the Board and its committees may take action through written consent. In fiscal year 2016 the Board took action by written consent one time. The Audit and Compensation Committees have written charters which are available on the “Investors” page of our website at www.calmainefoods.com. The Executive, Long-Term Incentive Plan and Nominating Committees do not have charters. The table below provides the current composition for each of the Board committees.

Director	Audit	Compensation	Executive	Long-Term Incentive Plan	Nominating
Adolphus B. Baker		Chair	Chair		Chair
Timothy A. Dawson			Member
Letitia C. Hughes	Chair	Member		Member	Member
Sherman L. Miller			Member
James E. Poole	Member	Member		Chair	Member
Steve W. Sanders	Member	Member		Member	Member

Audit Committee: The Audit Committee, which is composed of three directors who are independent in accordance with applicable NASDAQ listing standards and SEC rules, including the enhanced criteria with respect to audit committee members, meets with management, internal auditors, and the Company’s independent registered public accounting firm to determine the adequacy of internal controls, recommends a registered public accounting firm for the Company to select, evaluates and oversees an internal auditor for the Company, reviews annual audited and quarterly financial statements and recommends whether such statements should be included in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, and oversees financial matters. The Audit Committee held four meetings in fiscal year 2016.

Compensation Committee: The Compensation Committee discharges the responsibilities of the Board of Directors relating to compensation of the Company’s executive officers by establishing goals and reviewing general policy matters relating to compensation and benefits of employees of the Company, including the issuance of stock options and restricted stock to the Company’s officers, employees and directors.  It reviews and approves the compensation and benefits of officers who are members of the Executive Committee and of the Chairman Emeritus, and makes recommendations to the Board of Directors and members of the Long-Term Incentive Plan Committee with respect to the Company’s incentive compensation plans and equity-based plans. For more information on the Compensation Committee processes and procedures, see “Compensation Discussion and Analysis” below. The Compensation Committee held two meetings in fiscal year 2016.

Executive Committee: The Executive Committee may exercise all of the powers of the full Board of Directors, except for certain major actions, such as the adoption of an agreement of merger or consolidation, the recommendation to stockholders of the disposition of substantially all of the Company’s assets or a dissolution of the Company, and the declaration of a dividend or authorization of an issuance of stock. In addition, it may not authorize single capital expenditure projects in excess of $10 million. The Executive Committee did not hold any formal meetings in fiscal year 2016, but worked closely together and took action by written consent six times.

Long-Term Incentive Plan Committee: The Long-Term Incentive Plan Committee, which is composed of three independent directors, administers the Cal-Maine Foods, Inc. 2012 Omnibus Long-Term Incentive Plan, which role includes selection of the persons to whom awards may be made, determining the types of awards, determining the times at which awards will be made and other terms and conditions relating to awards, all in accordance with plan documents. The Long-Term Incentive Plan Committee held three meetings in fiscal year 2016.

Nominating Committee: The Nominating Committee considers potential nominees for directors proposed by committee members, other members of the Board of Directors, management or our stockholders. Any stockholder desiring to submit a director candidate for consideration should submit the candidate’s name, address and detailed background information to the Secretary of the Company at the Company’s address shown above under  “General Matters.”  The Secretary will forward such information to the Nominating Committee for its consideration. The Nominating Committee held one meeting in fiscal year 2016.

Consideration of Director Nominees; Diversity

In recommending nominees for the Board, the Nominating Committee considers any specific criteria the Board may request from time to time and such other factors as it deems appropriate. These factors may include any special training or skill, experience with businesses and other organizations of comparable size and type, experience or knowledge with businesses that are particularly relevant to the Company’s current or future business plans, financial expertise, the interplay of the candidate’s experience with the experience of the other directors, sufficient time to devote to the responsibilities of a director, freedom from conflicts of interest or legal issues and the extent to which, in the Nominating Committee’s opinion, the candidate would be a desirable addition to the Board. Diversity is taken into account when determining how the candidates’ qualities and attributes would complement the other directors’ backgrounds. Type of advanced studies and certification, type of industry experience, area of corporate experience and gender, among other factors, are taken into consideration. The Nominating Committee believes that the different business and educational backgrounds of the directors of the Board contribute to the overall insight necessary to evaluate matters coming before the Board.

Each candidate brought to the attention of the Nominating Committee, regardless of who recommended such candidate, will be considered on the basis of the criteria set forth above.

Stockholder Communications

Stockholders may send communications to the Board by directing them to the Secretary in the manner described above under “General Matters.” The Secretary will forward to all members of the Board any such communications he receives which, in his reasonable judgment, he deems to be not spurious and to be sent in good faith.

Risk Oversight

The Board takes its oversight role in the Company’s risk management very seriously. The Company’s Executive Committee is primarily responsible for managing the day-to-day risks of the Company’s business, and is best equipped to assess and manage those risks. The Audit Committee also plays a prominent role in assessing and addressing risks faced by the Company with respect to financial and accounting controls, internal audit functions, pending or threatened legal matters, insurance coverage and the Company’s “whistleblower” hotline policy, among other matters. The Board and the Audit Committee receive reports on the Company’s exposure to risk and its risk management practices from members of the Executive Committee as well as other members of the Company’s management and legal counsel, including reports on the Company’s information technology standards and safeguards, financial and accounting controls and security measures, environmental compliance, human resources, litigation and other legal matters, grain purchasing strategies, and customer concentration and product mix, among other things. The Board regularly receives updates about and reassesses the management of these risks throughout the year. In addition, the Board and the Audit Committee review the Company’s risk disclosures in its draft periodic reports before they are filed and have the opportunity to question management and outside advisers about the risks presented. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure on a day-to-day basis, and the Board and its committees providing oversight in connection with those efforts.

The Board’s oversight of risks affecting the Company has not specifically affected the Board’s leadership structure. The Board believes that its current leadership structure is conducive of and appropriate for its risk oversight function. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight function, it may make any change it deems appropriate.

Stock Ownership Guidelines

The Board adopted stock ownership guidelines applicable to the Company’s non-employee directors during fiscal year 2016. Under the guidelines, each non-employee director is encouraged to maintain ownership of company stock valued at two times his or her annual retainer, which is currently $35,000. As of May 28, 2016, all non-employee directors exceeded their target ownership levels. Under the stock ownership guidelines, new directors are expected to comply with the stock ownership target within five years of appointment.

Board Independence and Impact of “Controlled Company” Status

The NASDAQ stock market qualitative listing standards require that a majority of a listed company’s directors be independent and that a compensation committee and nominating committee of the Board composed solely of independent directors be established. These standards are not applicable to any company where more than 50% of the voting power is held by one individual or group. Mr. Adams, founder and Chairman Emeritus of the Company, Mr. Adam’s spouse, Mr. Baker and Mr. Baker’s spouse own in the aggregate capital stock of the Company entitling them to 66.4% of the total voting power. Accordingly, the Company is a “controlled company” and thus exempt from those NASDAQ listing standards. As executive officers of the Company, Messrs. Baker, Dawson and Miller do not qualify as independent pursuant to the NASDAQ listing standards. Additionally, Mr. Baker serves as chair of each of the Compensation and Nominating Committees.

The Company is, however, subject to the NASDAQ listing standards requiring that the Audit Committee (i) be composed solely of independent directors; (ii) be directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, which must report directly to the audit committee; (iii) establish procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls and auditing matters, and for employees’ confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters; (iv) have the authority to engage independent counsel and other advisors when the committee determines such outside advice is necessary; and (v) be adequately funded by the Company. Our Audit Committee is in compliance with these standards.

Executive Sessions

NASDAQ’s listing standard requiring the independent directors of the Board to have regularly scheduled meetings at which only independent directors are present is also applicable to the Company. Such meetings were held following each regular meeting of the Board during fiscal year 2016.

Code of Ethics

NASDAQ qualitative listing standards require companies to adopt a code of business conduct and ethics applicable to all directors, officers and employees that is in compliance with certain provisions of the Sarbanes-Oxley Act of 2002. The Board of Directors adopted such a code in 2004. Our Code of Ethics is posted on the “Investors—Corporate Governance” page of our website at www.calmainefoods.com.

Board Leadership Structure

Mr. Baker, our President and Chief Executive Officer, serves as Chairman of the Board. The Company has not named a lead independent director. The Board recognizes that the leadership structure and the decision to combine or separate the roles of the Chief Executive Officer and Chairman of the Board are prompted by the Company’s needs at any point in time. The Company’s leadership structure has varied over time and has included combining and separating these roles. As a result, the Board has not established a firm policy requiring combination or separation of these leadership roles and the Company’s governing documents do not mandate a particular structure. This provides the Board with flexibility to establish the most appropriate structure for the Company at any given time.

The Board has determined that the Company is currently best served by having one person serve as Chairman of the Board and Chief Executive Officer as it promotes communication between management and the Board of Directors and provides essential leadership for addressing the Company’s strategic initiatives and challenges. Mr. Baker’s service as Chairman of the Board aids the Board’s decision-making process because he has firsthand knowledge of the Company’s operations and the major issues facing the Company, and he chairs the Board meetings where the Board discusses strategic and business issues.

The Board also considers the above structure appropriate due to the Company’s status as a “controlled company.” Further, due to the relatively small size of the Board and the fact that one-half of the members of the Board are independent directors, the Board has not felt it necessary to designate a lead independent director.

Chairman Emeritus

Mr. Adams, the former Chairman of the Board, has been designated Chairman Emeritus of the Company. Under the Company’s bylaws, Chairman Emeritus is an advisory position. Although the Chairman Emeritus may be invited to participate in Board of Director and committee meetings, the Chairman Emeritus is not counted for quorum purposes and has no director voting rights. The Chairman Emeritus provides such advisory services to the Board of Directors as it requests.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, such as the common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such persons are also required to furnish us with copies of all forms they file under Section 16(a). To our knowledge, based solely on a review of the copies of such reports and amendments thereto furnished to us and representations that no other reports were required, we believe that no director, executive officer or greater than 10% stockholder failed to file on a timely basis the reports required by Section 16(a) during fiscal 2016, except for the following: (1) Jean Morris Adams inadvertently failed to file on a timely basis a Form 3 with respect to her initial status as a beneficial owner of the Company, and Forms 4 to report 10 subsequent gifting transactions, although all but one of these transactions were timely reported by her husband, Fred R. Adams, Jr., on his Forms 4; and (2) Charles J. Hardin inadvertently failed to file on a timely basis a Form 4 for one transaction.

Related-Party Transactions

We are the largest producer and marketer of shell eggs in the United States. We spend hundreds of millions of dollars for third-party goods and services annually, with the authority to purchase such goods and services dispersed among many different officers and managers across the United States. Consequently, there may be transactions and business arrangements with businesses and other organizations in which one of our directors or nominees, executive officers, or their immediate families, or a greater than 5% owner of either class of our capital stock, may also be a director, executive officer, or investor, or have some other direct or indirect material interest. We may refer to these relationships generally as related-party transactions.

Related-party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and executive officers or their immediate family members. The Company’s Code of Ethics prohibits directors, officers and employees of the Company from engaging in transactions which may create or appear to create a conflict of interest without disclosing all relevant facts and circumstances to, and obtaining the prior written approval of, the Company’s General Counsel. The General Counsel reports annually to the Audit Committee concerning any such disclosures.  The NASDAQ listing standards require that related-party transactions be reviewed for potential conflicts of interest on an ongoing basis by the Company’s Audit Committee or another independent committee of the Board of Directors. The Audit Committee reviews and approves such transactions. While the Audit Committee has no specific written policy and procedures for review and approval of related-party transactions, in the past if a related-party transaction involved a director, executive officer, or their immediate family members, in evaluating such transaction the Audit Committee has considered, among other factors:

•the goods or services provided by or to the related party,

•the nature of the transaction and the costs to be incurred by the Company or payments to the Company,

•the benefits associated with the proposed transaction and whether alternative goods or services are available from unrelated parties,

•the advantages the Company would gain by engaging in the transaction,

•whether the terms of the transaction are fair to the Company and arms-length in nature,

•the materiality of the transaction to the Company and to the related party, and

•management’s determination that the transaction is in the best interests of the Company.

No reportable related-party transactions have taken place since the beginning of fiscal year 2016, and none are currently proposed.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our named executive officers.  Our named executive officers for fiscal year 2016 are:

•Adolphus B. Baker, Chairman of the Board, President, and Chief Executive Officer,

•Timothy A. Dawson, Vice President – Chief Financial Officer, Treasurer, and Secretary,

•Sherman L. Miller, Vice President – Chief Operating Officer,

•Charles J. Hardin, Vice President – Sales, and

•Robert L. Holladay, Jr., Vice President – General Counsel.

Compensation Philosophy and Process

We believe we are the only publicly held company in the United States whose primary business is the commercial production, processing, and sale of shell eggs. Accordingly, there is little, if any, public information available regarding the compensation paid by our competitors. It is our intent to compensate our employees at a level that will appropriately reward them for their performance, minimize the number of employees leaving our employment because of inadequate compensation, and enable us to attract sufficient talent as our business expands.

As stock representing more than 50% of the voting power for the election of directors is owned by Mr. Adams, our founder, and members of  his family, we are a controlled company as defined in Rule 5615(c)(1) of the NASDAQ listing rules. As such, we are not required to have the compensation of our named executive officers determined by a majority of our independent directors or a Compensation Committee composed entirely of independent directors. However, our independent directors, who are three of the four members of the Compensation Committee, do play a significant role in determining the compensation of certain of our named executive officers. We divide our executive officers into two categories for compensation purposes. The first are members of the Executive Committee of our Board of Directors, which during fiscal year 2016 was composed of Messrs. Baker, Dawson and Miller. The compensation of the members of the Executive Committee is approved by the Compensation Committee, after recommendation by the Executive Committee. The compensation for other executive officers, including named executive officers who are not members of the Executive Committee is determined by the Executive Committee based on the overall compensation goals and guidance established by the Compensation Committee. Finally, incentive awards, including equity awards, are approved by the Long-Term Incentive Plan Committee.

Compensation Practices and Risks

We do not believe any risks arise from the Company’s compensation policies and practices that are likely to have a material adverse effect on the Company.

Elements of Compensation

During fiscal 2016, our executive compensation program had the following primary components: base salary, an annual cash bonus and equity compensation in the form of restricted stock awards.  Our named executive officers also received certain perquisites and certain of our named executive officers participate in our deferred compensation plan.  The tables that follow give details as to the compensation of each of our named executive officers for fiscal year 2016.

Base Salary

We believe that base salaries, which provide fixed compensation, should meet the objective of attracting and retaining the executive officers needed to manage our business successfully.  Base salary adjustments, if any, are approved in December of each year and become effective January 1st of the following calendar year.  After consideration of the review of peer company compensation prepared by Mercer (US) Inc. (“Mercer”), a compensation consulting firm, which review indicated that the base salaries of our executive officers continue to lag behind the peer group, the Compensation Committee approved base salary increases for the members of the Executive Committee as follows: Mr. Baker – 6.3%, Mr. Dawson – 8.8% and Mr. Miller – 13.5%.  Based on the same analysis, the Executive Committee approved base salary increases for our other named executive officers as follows: Mr. Hardin - 5% and Mr. Holladay – 5.4%.  See “Benchmarking of Compensation” below for information regarding the Mercer report.

Annual Cash Bonus

Executive Committee Members and General Counsel Bonus Programs

For members of our Executive Committee and Mr. Holladay, our General Counsel, the bonus program is essentially subjective, rather than utilizing objective criteria. The Executive Committee recommends bonuses for its members, which are presented and these recommendations are given to the Compensation Committee for final approval. Our Chief Executive Officer determines Mr. Holladay’s bonus. Although these bonus awards are not based on objective goals, the most significant item in determining the amount of the Executive Committee members’ and Mr. Holladay’s bonuses has historically been the profitability of our Company. Mr. Hardin has historically participated in the bonus program applicable to our other employees.

General Bonus Program

During fiscal year 2016, Mr. Hardin was covered by our general bonus program. Under this program, the amount of bonus that could be earned is an amount equal to 50% of the total of the officer’s base salary plus such officer’s prior year’s bonus. We pay annual cash incentives to our named executive officers for the purpose of rewarding both company and individual performance during the year.

Of the potential bonus that can be earned by a named executive officer, 50% is based on our profitability, subject to the discretion of the Chief Executive Officer, and in the case of the Chief Executive Officer, subject to the discretion of the Compensation Committee. If we earn a minimum profit, on a pre-tax basis, of five cents per dozen eggs produced, each named executive officer will earn the full portion of his bonus attributable to our profitability, subject to adjustment at the discretion of the Chief Executive Officer or Compensation Committee, as applicable. If our profit is less than five cents per dozen eggs produced, the officer’s bonus is reduced by a corresponding percentage.

The remaining bonus that can be earned by a named executive officer is based on such officer’s performance as evaluated by our Chief Executive Officer in his discretion.

There is constant contact and interplay among our Chief Executive Officer and the various named executive officers. This contact gives our Chief Executive Officer an ongoing opportunity to be aware of the overall efficiency, cooperativeness, enthusiasm, judgment and attitude that each named executive officer brings to the performance of his duties. Our Chief Executive Officer’s observation of these elements forms the basis of his opinion as to how such named executive officer is performing.

However, in addition to the direct observation and interplay between our Chief Executive Officer and the named executive officers, other criteria are also utilized in evaluating a named executive officer’s entitlement to the individual performance portion of the bonus.

In addition to customary bonuses, for fiscal year 2016 the Executive Committee, focusing on the record earnings of the Company during fiscal year 2016, recommended and the Compensation Committee approved a special 2016 bonus for substantially all officers and directors of the Company. The special bonuses were subject to the Executive Committee’s discretion, based generally on the recipient’s performance and contributions to the Company during the year.

Equity Compensation

The Company believes it is essential to provide our named executive officers with a long-term equity component of compensation in order to better align their interests with those of the Company’s stockholders.

Our named executive officers participate in our 2012 Omnibus Long-Term Incentive Plan (“2012 Plan”).  The 2012 Plan is administered by the Long-Term Incentive Plan Committee of the Board (“LTIP Committee”). On December 11, 2015, the LTIP Committee authorized grants of restricted stock to a broad base of employees of the Company, including the named executive officers. All of such restricted stock awards (“RSAs”) were made effective January 15, 2016, and each award vests fully on the third anniversary of the date of grant, January 15, 2019. The type of award, the level of RSAs awarded to each named executive officer, and the vesting structure of such RSAs were based in large part on the recommendations of Mercer, and comparisons to the Company’s peer group. See the “Benchmarking of Compensation” and “Compensation Consultants” sections below.

While the LTIP Committee has not developed formal policies concerning the timing of grants, setting of exercise prices and other matters, its practice has been to authorize grants of restricted shares annually in mid-December, with the grants to be made effective the following January. Since such grants do not involve setting exercise prices, no practice or policy has yet been established regarding setting exercise prices of options.

Deferred Compensation Arrangements

Messrs. Baker, Dawson and Hardin currently participate in the deferred compensation plan (the “Deferred Compensation Plan”) described below.

In 2006 our Board adopted the Deferred Compensation Plan, in which all of our officers are eligible to participate. Under the Deferred Compensation Plan, the Company will establish an account for each officer, and each year the Board may elect to make a contribution for each participant. Each participant’s account will be credited with investment earnings equal to a fund selected by the Board. Currently, the index fund selected by the Board is the Vanguard 500 Index Fund Admiral Shares. Participants may elect to receive their distribution in a lump sum or in annual installments. Each of the named executive officers participating in this Deferred Compensation Plan has elected the lump sum distribution alternative. All contributions to each officer’s account are immediately vested. The Board determines which contributions, if any, will be made during December of each year. The contributions made for our named executive officers under the Deferred Compensation Plan are reflected in the “Nonqualified Deferred Compensation” table in the “Compensation Tables” section below.

Employee Benefits and Perquisites

While we do not maintain a pension plan, we do maintain the Cal-Maine Foods, Inc. KSOP (“KSOP”), which is a combination 401(k) and employee stock ownership plan. We currently contribute an amount not less than 3% of each participant’s base salary and bonus to the KSOP each year, subject to statutory limitations. All full time employees 21 years of age or older with at least one year of service, including our named executive officers, are members of the

KSOP. We also sponsor an elective 401(k) component within the KSOP, but we make no contributions directly to the 401(k) component on behalf of the participants. Each of our named executive officers participates in an enhanced health plan pursuant to which we reimburse the participating officer for any eligible health expense not covered by our primary health plan, up to $10,000 per calendar year.  In addition, we have a plan under which officers who meet minimum tenure qualifications will be provided health coverage after their retirement. The coverage we provide is secondary to their Medicare coverage.

Each of our named executive officers is provided one automobile for which we pay the operating and maintenance costs. We also pay club dues on behalf of certain of our named executive officers as determined by the Board of Directors.

Certain officers are provided individual life insurance policies, the premiums of which are paid by the Company. Historically, the Executive Committee has made the determination of which officers would be provided such benefit on a case-by-case basis. In fiscal year 2013, the Compensation Committee authorized the Company to implement a split-dollar life insurance arrangement with Mr. Baker as to two life insurance policies, which was accomplished in fiscal year 2014. This replaced two existing term life insurance policies for Mr. Baker being funded by the Company, the premiums for which were scheduled to materially escalate. The premiums paid on behalf of the named executive officers and the imputed income relating to the split-dollar life insurance policies for Mr. Baker are set forth in the “All Other Compensation Table” in the “Compensation Tables” section below.

General Matters Regarding Executive Compensation

Employment Agreements and Severance and Change-in-Control Arrangements

None of our named executive officers has an employment agreement with the Company.  In addition, no named executive officer is entitled to receive any severance or change-in-control payment; however, existing grants of restricted stock do vest on death, disability or change-in-control, and the LTIP Committee in its sole discretion may determine that such grants will vest partially or in full as of retirement. See the “Potential Payments Upon Termination or Change in Control” section below.

Stock Ownership Guidelines The Board adopted stock ownership guidelines applicable to the Company’s executive officers during fiscal year 2016. Under the guidelines, the chief executive officer is required to maintain ownership of company stock valued at five times his or her base salary, the chief financial officer is required to maintain ownership of company stock valued at three times his or her base salary and each other executive officer is required to maintain ownership of company stock valued at two times his or her base salary. Under the stock ownership guidelines, executive officers are expected to comply with the stock ownership target within five years of April 1, 2016, the date the guidelines were adopted, or in the case of new executives, within five years of the date of their appointment.

Compensation Plans

Benchmarking of Compensation

In fiscal year 2013 the Compensation Committee engaged the consulting firm of Mercer (US) Inc. (“Mercer”) to provide compensation analysis and consulting services regarding executive and director compensation. Part of this engagement involved benchmarking the Company’s executive pay against a peer group and published compensation surveys. Mercer has provided the Compensation Committee with annual updates of its prior analysis, including the benchmarking. The most current peer group consisted of 16 companies, all of which are publicly traded. The peer group was selected based on research by Mercer and input from management and consisted of the following companies based on size (as measured by revenues), industry focus and market capitalization:

Alliance One International, Inc.	Lancaster Colony Corporation
B&G Foods, Inc.	Post Holdings, Inc.
Calavo Growers, Inc.	Sanderson Farms, Inc.
Flowers Foods, Inc.	Seneca Foods Corporation
Farmer Brothers Co.	Snyder’s-Lance Inc.
The Hain Celestial Group, Inc.	TreeHouse Foods, Inc.
J & J Snack Foods Corp.	Universal Corporation
John B. Sanfilipo & Son, Inc.	The WhiteWave Foods Company

Compensation Consultants

In addition to the services described above, Mercer was also engaged by the Chairman of the Compensation Committee to review annual and long-term incentive plan designs for competitiveness and alignment with peer companies, and to update management and the Board on executive compensation trends, including director compensation.

Mercer reported directly to Mr. Baker but also consulted with Mr. Dawson, Vice President and Chief Financial Officer of the Company, and Mr. Poole, an independent director and member of the Compensation Committee. During fiscal year 2016, the LTIP Committee based its grants of restricted stock to officers and directors on Mercer’s recommendations. The Company’s director compensation is also based on Mercer’s findings. See “Director Compensation” below.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management of the Company and, based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the above Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A for the 2016 Annual Meeting of Stockholders.

Adolphus B. Baker, Compensation Committee — Chairman

Letitia C. Hughes, Compensation Committee Member

James E. Poole, Compensation Committee Member

Steve W. Sanders, Compensation Committee Member

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal year 2016 were Mr. Baker, who is Chairman of the Board, Chief Executive Officer and President of the Company, Ms. Hughes, Mr. Poole and Mr. Sanders. Only Mr. Baker was an officer or employee of the Company. None of Ms. Hughes, Mr. Poole and Mr. Sanders was formerly an officer of the Company.

During fiscal year 2016, none of our executive officers served as a member of the compensation committee, or as a director, of another entity, one of whose executive officers served on our Compensation Committee or as one of our directors.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

			(1)	(2)	(3)	(4)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Adolphus B. Baker, Chairman/ President/CEO	2016 2015 2014	385,999 361,106 341,346	615,968 422,620 384,200	296,340 274,725 289,062	6,448 26,896 27,735	135,875 160,464 99,002	1,440,630 1,245,811 1,141,345
Timothy A. Dawson, VP/CFO/ Treasurer/Secretary	2016 2015 2014	285,346 264,738 247,946	461,464 310,750 282,500	98,780 91,575 96,354	10,132 50,573 64,085	76,149 72,914 72,235	931,871 790,730 763,120
Sherman L. Miller, VP/Chief Operating Officer	2016 2015 2014	195,027 173,461 156,346	287,133 186,450 155,375	98,780 91,575 96,354	-0- -0- -0-	16,214 15,925 20,779	597,154 467,411 428,854
Charles J. Hardin, VP/Sales	2016 2015 2014	200,661 191,466 158,264	263,656 176,780 156,684	59,268 54,945 58,883	5,948 28,493 35,466	52,497 53,483 41,177	582,030 505,167 450,474
Robert L. Holladay, Jr., VP/General Counsel	2016 2015 2014	188,846 179,231 169,231	248,359 166,250 147,500	98,780 91,575 96,354	-0- -0- -0-	28,798 26,980 27,475	564,783 464,036 440,560

___________________

(1) Amounts reported in the “Bonus” and “Total” columns for 2015 and 2014 have been adjusted from prior years to report the correct bonus amounts. The Company had previously reported the bonus amounts in the year paid, instead of the year earned.

(2) The amount listed represents the aggregate grant date fair value of time-vested restricted stock grants computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (“FASB ASC Topic 718”).

(3) Reflects aggregate above-market earnings on nonqualified deferred compensation.

(4) The detail on amounts in this column is set forth in the “All Other Compensation” table below.

ALL OTHER COMPENSATION TABLE(1)

(2)
Name	Fiscal Year	Auto ($)	Deferred Compensation Contributions ($)	Club Dues ($)	Payment or Imputed Income Based on Cost of Life Insurance Coverage ($)(2)	Medical Reimbursement ($)	KSOP Contribution ($)	Total ($)
Adolphus B. Baker	2016 2015 2014	24,500 16,640 7,080	60,513 55,788 56,775	9,298 14,856 12,569	29,232 57,881 10,648	4,382 7,499 4,280	7,950 7,800 7,650	135,875 160,464 99,002
Timothy A. Dawson	2016 2015 2014	5,400 6,800 10,075	49,650 46,188 43,488	8,786 8,197 6,139	1,551 1,613 1,613	2,812 2,316 3,270	7,950 7,800 7,650	76,149 72,914 72,235
Sherman L. Miller	2016 2015 2014	2,272 2,000 5,400	-0- -0- -0-	2,500 1,827 -0-	585 608 608	2,907 3,690 7,121	7,950 7,800 7,650	16,214 15,925 20,779
Charles J. Hardin	2016 2015 2014	2,075 4,280 3,634	35,438 33,750 24,628	-0- -0- -0-	-0- -0- -0-	7,034 7,653 5,265	7,950 7,800 7,650	52,497 53,483 41,177
Robert L. Holladay, Jr.	2016 2015 2014	7,500 6,900 10,975	-0- -0- -0-	8,896 8,146 6,139	1,442 1,500 1,500	3,010 2,634 1,211	7,950 7,800 7,650	28,798 26,980 27,475

___________________

(1) See “Compensation Discussion and Analysis” for more information on these elements of executive compensation.

(2) For named executive officers other than Mr. Baker, the amount listed represents premiums paid on life insurance policies provided for such officer. Of Mr. Baker’s total amount listed for 2016, $22,090 represents premiums paid on non-split-dollar life insurance policies and $7,142 represents income imputed to Mr. Baker related to the split-dollar life insurance arrangements discussed in “Compensation Discussion and Analysis—General Matters Regarding Compensation—Employee Benefits and Perquisites” above.

GRANTS OF PLAN-BASED AWARDS

			(1)	(2)
Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)

Adolphus B. Baker	01/15/16	12/11/15	6,000	296,340
Timothy A. Dawson	01/15/16	12/11/15	2,000	98,780
Sherman L. Miller	01/15/16	12/11/15	2,000	98,780
Charles J. Hardin	01/15/16	12/11/15	1,200	59,268
Robert L. Holladay, Jr.	01/15/16	12/11/15	2,000	98,780

___________________

(1) Amounts shown in this column represent restricted stock grants of Company stock made in fiscal year 2016, which vest fully on the third anniversary of the date of grant, conditioned upon the grantee remaining employed by the Company. Vesting of such shares is accelerated upon a change of control of the Company or upon the death or disability of the grantee. If the grantee’s employment is terminated due to retirement, the LTIP Committee may provide for full or partial vesting of such shares in its sole discretion.

(2) The grant date fair value of the restricted stock grants set forth in this column is based on the closing price of Company common stock as of the grant date, which was $49.39.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		(1)	(2)
Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Adolphus B. Baker	01/15/14 01/15/15 01/15/16	10,800 7,500 6,000	493,992 343,050 274,440
Timothy A. Dawson	01/15/14 01/15/15 01/15/16	3,600 2,500 2,000	164,664 114,350 91,480
Sherman L. Miller	01/15/14 01/15/15 01/15/16	3,600 2,500 2,000	164,664 114,350 91,480
Charles J. Hardin	01/15/14 01/15/15 01/15/16	2,200 1,500 1,200	100,628 68,610 54,888
Robert L. Holladay, Jr.	01/15/14 01/15/15 01/15/16	3,600 2,500 2,000	164,664 114,350 91,480

___________________

(1) All of these grants of restricted stock have been made under the 2012 Omnibus Long-Term Incentive Plan and shares of restricted stock under these grants vest fully on the third anniversary of the date of grant, conditioned upon the grantee remaining employed by the Company. Vesting of such shares is accelerated upon a change of control of the Company or upon the death or disability of the grantee. If the grantee’s employment is terminated due to retirement, the LTIP Committee may provide for full or partial vesting of such shares in its sole discretion.

(2) Market value is based on the closing price of Company common stock as of May 27, 2016, the last business day of the Company’s fiscal year 2016, which was $45.74.

STOCK VESTED

	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized On Vesting ($)(2)

Adolphus B. Baker	10,800	533,412
Timothy A. Dawson	3,600	177,804
Sherman L. Miller	3,600	177,804
Charles J. Hardin	2,200	108,658
Robert L. Holladay, Jr.	3,600	177,804

___________________

(1) The number of shares acquired is reported on a gross basis. The Company withheld the necessary number of shares of common stock in order to satisfy withholding taxes due upon vesting of the RSAs, thus the named executive officers actually received a lower number of shares of the Company’s common stock than the numbers reported in this table.

(2) The value realized on vesting of RSAs is based on the closing sale price on the date of vesting of the RSAs or, if there were no reported sales on such date, on the last preceding date on which any reported sale occurred.

NONQUALIFIED DEFERRED COMPENSATION

		(1)	(2)		(3)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Adolphus B. Baker	-0-	60,513	6,448	-0-	351,478
Timothy A. Dawson	-0-	49,650	10,132	-0-	564,094
Sherman L. Miller	N/A	N/A	N/A	N/A	N/A
Charles J. Hardin	-0-	35,438	5,948	-0-	329,553
Robert L. Holladay, Jr.	N/A	N/A	N/A	N/A	N/A

___________________

(1) The entire amount reported in this column for each named executive officer is included within the amount reported as 2016 all other compensation in the Summary Compensation Table.

(2) The entire amount reported in this column for each named executive officer is included within the amount reported as 2016 change in pension value and nonqualified deferred compensation earnings in the Summary Compensation Table.

(3) Amounts reported in this column for each named executive officer include amounts previously reported in the Company’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, contributions. This total reflects the cumulative value of each named executive officer’s contributions and investment experience.

For additional detail regarding these arrangements, see “Compensation Discussion and Analysis – General Matters Regarding Compensation – Deferred Compensation Arrangements.”

PENSION BENEFITS

No named executive officer participates in any pension plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in the Compensation Discussion and Analysis, the Company generally does not enter into agreements with named executive offices that provide for severance or change in control payments. Accordingly, RSAs are the only form of compensation reflected in the table below, the treatment of which on termination or change in control is detailed in the footnotes to the table.

The following information does not quantify payments under plans that are generally available to all salaried employees, similarly situated to the named executive officers in age, years of service, date of hire, etc., and that do not discriminate in scope, terms or operation in favor of executive officers.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company's stock price and the executive's age.

For the named executive officers, the benefits that would become payable upon termination of employment, retirement, death, disability or change in control of the Company as of the end of the Company’s fiscal year ended May 28, 2016, are outlined below, based on the Company's closing stock price of $45.74 on May 27, 2016, the last business day of such fiscal year.

Name	Form of Compensation	Involuntary Termination By Company or Voluntary Termination by Employee(1) ($)	Retirement(2) ($)	Death or Disability(3) ($)	Change in Control(4) ($)
Adolphus B. Baker	RSAs	-0-	1,111,482	1,111,482	1,111,482
Timothy A. Dawson	RSAs	-0-	370,494	370,494	370,494
Sherman L. Miller	RSAs	-0-	370,494	370,494	370,494
Charles J. Hardin	RSAs	-0-	224,126	224,126	224,126
Robert L. Holladay, Jr.	RSAs	-0-	370,494	370,494	370,494

___________________

(1) Upon termination by the Company or the employee (other than termination due to a retirement, death or disability), the named executive officers’ RSA agreements provide for forfeiture of all unvested RSAs.

(2) Upon retirement of a grantee, the LTIP Committee in its sole discretion may provide that RSAs will vest partially or in full as of the effective date of the grantee’s termination due to retirement. The amounts set forth in the column assume the LTIP Committee has exercised discretionary authority to fully vest all such RSAs.

(3) Upon death or disability of a grantee, all RSAs will vest as of the date of such death or disability and all restrictions will lapse.

(4) Upon the completion of a change in control of the Company, all RSAs will vest and all restrictions will lapse.

Director Compensation

The Company’s non-employee directors each receive $35,000 annually as compensation for their services as a director. The fee is paid in quarterly installments, in advance. For fiscal 2016, each non-employee director received an additional $13,125 as special bonus consideration due to the record earnings of the Company. Employee directors receive no additional compensation for their services as directors of the Company. On January 15, 2016, Ms. Hughes, Mr. Poole and Mr. Sanders, as independent directors, received grants of 1,200 restricted shares of common stock from the Company’s 2012 Omnibus Long-Term Incentive Plan. Such restricted grants vest 100% on the third anniversary of the date of grant.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
		(1)	(2)
Letitia C. Hughes	35,000	59,268	13,125	107,393
James E. Poole	35,000	59,268	13,125	107,393
Steve W. Sanders	35,000	59,268	13,125	107,393

___________________

(1) The aggregate grant date fair value of the restricted stock grants set forth in this column is computed in accordance with FASB ASC Topic 718 and based on the closing price of Company common stock as of the grant date, which was $49.39. At the end of fiscal year 2016, each director listed in this table had 4,900 shares of unvested restricted stock.

(2)  Represents special bonus consideration due to the record earnings of the Company during fiscal 2016.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Cal-Maine Foods, Inc., the NASDAQ Composite Total Return Index, and the NASDAQ 100 Total Return Index

$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
5/28/2011
8/27/2011
11/26/2011
2/25/2012
6/2/2012
9/1/2012
12/1/2012
3/2/2013
6/1/2013
8/31/2013
11/30/2013
3/1/2014
5/31/2014
8/30/2014
11/29/2014
2/28/2015
5/30/2015
8/29/2015
11/28/2015
2/27/2016
5/28/2016
Cal-Maine Foods, Inc.
NASDAQ Composite Total Return
NASDAQ 100 Total Return

*$100 invested on 5/27/11 in stock or index, including reinvestment of dividends.
Each date plotted indicates the last day of a fiscal quarter. The Company's fiscal year-end is on the Saturday nearest May 31.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended May 28, 2016, with management, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures.

The Committee also worked with Frost, PLLC, the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with Frost, PLLC that firm’s independence from management and the Company and all matters required to be discussed pursuant to Public Company Accounting Oversight Board rules, and has received the written disclosures and letter from Frost, PLLC required by Public Company Accounting Oversight Board rules, and considered the compatibility of nonaudit services with Frost, PLLC’s independence.

The Committee discussed with our internal auditors and our independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 28, 2016, for filing with the SEC.

The Board of Directors has determined that all members of the Audit Committee are “audit committee financial experts” and independent directors within the meaning of SEC regulations.

Letitia C. Hughes, Audit Committee Chairperson

James E. Poole, Audit Committee Member

Steve W. Sanders, Audit Committee Member

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected the firm of Frost, PLLC of Little Rock, Arkansas, to serve as independent registered public accounting firm for the Company for fiscal year 2017, and the Board of Directors recommends a vote FOR ratification of such selection. There have been no controversies, disputes or differences of opinion with Frost, PLLC since the firm has been engaged by the Company/during fiscal year 2016.

Frost, PLLC has extensive experience in serving the poultry and egg industries, and, as a result, the Audit Committee felt they would be particularly well-suited to serve as independent registered public accounting firm for the Company. If the Company’s stockholders do not ratify the selection of Frost, PLLC, the Audit Committee will reconsider this selection.

Representatives of Frost, PLLC are expected to attend the Annual Meeting and be available to respond to appropriate questions, and may make a statement if they desire to do so.

Approval of this proposal requires the vote of a majority of the voting interest present in person or represented by proxy.  For more information on the voting requirements, see “Voting Shares” above.    Unless otherwise specified, proxies will be voted FOR the ratification of Frost PLLC’s selection.

The Board unanimously recommends a vote “FOR” the ratification of the selection of Frost, PLLC as independent registered public accounting firm of the Company.

Fees and Related Disclosures for Accounting Services

The following table discloses the aggregate fees billed by Frost, PLLC for professional services rendered during fiscal 2016 and 2015:

	FISCAL 2016		FISCAL 2015
Fee	Amount ($)	% of Total	Amount ($)	% of Total
Audit Fees	254,725	93	251,607	93
Audit-Related Fees	18,265	7	18,250	7
Tax Fees	-0-	-0-	-0-	-0-
All Other Fees	-0-	-0-	-0-	-0-

All audit and any material non-audit services provided by the Company’s independent registered public accounting firm require pre-approval by the Audit Committee or its designee. 100% of the services performed by Frost, PLLC for the fiscal years 2016 and 2015 were pre-approved by the Audit Committee.

Audit fees include fees associated with the annual audit of the Company’s financial statements and the review of the financial statements included in the Company’s quarterly reports on Form 10-Q. Audit-related fees principally include employee benefit plan audits for plan fiscal years ended December 31, 2015 and December 31, 2014.

STOCKHOLDER PROPOSALS

Stockholder proposals for the 2017 Annual Meeting must be received in writing by the Company no later than April 28, 2017, to be considered for inclusion in the Company’s proxy materials. Stockholder proposals should be addressed to Cal-Maine Foods, Inc., Post Office Box 2960, Jackson, Mississippi 39207, Attention: Secretary. Stockholders wishing to present a proposal at the 2017 Annual Meeting without having the proposal included in the Company’s proxy materials must submit the proposal in writing to the Company’s Secretary, at the above address, by July 12, 2017.  In order to prevent controversy about the date of receipt of a proposal, the Company strongly recommends that any stockholder wishing to present a proposal submit the proposal by certified mail, return receipt requested.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, if any other matters are properly brought before the meeting, the proxies named in the enclosed proxy will vote in accordance with their best judgment on such matters.

Holders of common stock are urged to complete, sign and date the accompanying proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States.

INCORPORATION BY REFERENCE

The accompanying Annual Report on Form 10-K contains the audited consolidated balance sheets of the Company at May 28, 2016 and May 30, 2015, and related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for fiscal years ended May 28, 2016, May 30, 2015, and May 31, 2014. Such financial statements are incorporated herein by reference.

By order of the Board of Directors,

Timothy A. Dawson Secretary

Jackson, Mississippi

August 26, 2016

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2.

1. Election of Directors: ☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director opposite the name of each nominee.

01 - Adolphus B. Baker ______	02 - Timothy A. Dawson ______	03 - Letitia C. Hughes ______
04 - Sherman L. Miller ______	05 - James E. Poole ______	06 - Steve W. Sanders ______

Please refer to the Proxy Statement for a discussion of cumulative voting.

3. In their discretion, the proxies are authorized to vote upon any unanticipated matters not included in the Proxy Statement as may properly come before the meeting and any adjournments thereof. If a nominee for director is unable to serve or, for good cause, will not serve as director, the proxies may vote for any person for director in their discretion, unless otherwise directed.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

1. Sign your name exactly as it appears on the label. 2. When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such. 3. If a corporation, please sign in full corporate name by president or other authorized officer. 4. If a partnership, please sign in partnership name by authorized person. 5. When shares are held jointly, both stockholders must sign this proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

02EREC

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

2016 PROXY — CAL-MAINE FOODS, INC. **COMMON STOCK**

THIS PROXY IS BEING SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS.

The undersigned hereby appoints Adolphus B. Baker and Timothy A. Dawson, or either of them, as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all the shares of the Common Stock of Cal-Maine Foods, Inc. (the "Company"), held of record by the undersigned on August 5, 2016, at the Annual Meeting of Stockholders of the Company, to be held on September 30, 2016, and at any adjournment thereof, with all powers the undersigned would possess if personally present.

When properly executed, this proxy will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED AND FOR RATIFICATION OF THE SELECTION OF FROST, PLLC AS THE COMPANY'S REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Annual Meeting. This proxy may be revoked prior to its exercise, either in person or in writing.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Voting Instructions — KSOP VOTING INSTRUCTIONS

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2.

1. Election of Directors:

☐ Mark here to vote **FOR** all nominees

☐ Mark here to **WITHHOLD** vote from all nominees

☐ To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director opposite the name of each nominee.

01 - Adolphus B. Baker ______	02 - Timothy A. Dawson ______	03 - Letitia C. Hughes ______
04 - Sherman L. Miller ______	05 - James E. Poole ______	06 - Steve W. Sanders ______

Please refer to the Proxy Statement for a discussion of cumulative voting.

3. In their discretion, the proxies are authorized to vote upon any unanticipated matters not included in the Proxy Statement as may properly come before the meeting and any adjournments thereof. If a nominee for director is unable to serve or, for good cause, will not serve as director, the proxies may vote for any person for director in their discretion, unless otherwise directed.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

1. Sign your name exactly as it appears on the label. 2. When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such. 3. If a corporation, please sign in full corporate name by president or other authorized officer. 4. If a partnership, please sign in partnership name by authorized person. 5. When shares are held jointly, both stockholders must sign this proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

02ET6A

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

2016 Voting Instructions — CAL-MAINE FOODS, INC. KSOP VOTING INSTRUCTIONS

THESE VOTING INSTRUCTIONS ARE BEING SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS.

The undersigned hereby directs the Administrative Committee of the Cal-Maine Foods, Inc. KSOP to instruct the Trustee of the KSOP to vote the undersigned's shares of Common Stock of Cal-Maine Foods, Inc. in the undersigned's account in the Cal-Maine Foods, Inc. KSOP held by the undersigned on August 5, 2016, at the Annual Meeting of Stockholders of the Company, to be held on September 30, 2016, and at any adjournment thereof, with all powers the undersigned would possess if personally present.

When properly executed, this proxy will be carried out in the manner directed. IF NO DIRECTION IS MADE, THE TRUSTEE WILL BE DIRECTED TO VOTE FOR THE ELECTION OF ALL NOMINEES LISTED AND FOR RATIFICATION OF THE SELECTION OF FROST, PLLC AS THE COMPANY'S REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017. The undersigned hereby revokes any voting instructions heretofore given by the undersigned regarding voting at the Annual Meeting. These voting instructions may be revoked in writing prior to their exercise.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE